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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934





  Date of Report (Date of earliest event reported)                May 3, 2002


                            Commission File #0-18018




                              AEROVOX INCORPORATED
             (Exact name of registrant as specified in its charter)





             Delaware                                           76-0254329
             --------                                           ----------
  (State or other jurisdiction of                            (I.R.S.Employer
  incorporation or organization)                           Identification No.)




               167 John Vertente Boulevard, New Bedford, MA      02745
               -------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)

                                 (508) 994-9661
                                 --------------
                          Registrant's telephone number

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ITEM  2.  DISPOSITION OF ASSETS

On May 3, 2002, pursuant to an auction held in the U.S. Bankruptcy Court for the District of Massachusetts, Eastern Division on April 19, 2002, Aerovox Incorporated ("the Company") sold its United Kingdom subsidiary, BHC Aerovox Ltd. ("BHC"), to Evox Rifa Group OYJ ("Evox Rifa").

The winning bid awarded to Evox Rifa totaled $7.2 million, of which $4.2 million was a cash payment, $2.4 million was assumption of debt and $0.6 million was cash deposited into escrow per the Stock Purchase Agreement. The asset sold was two shares of common stock, representing 100% of the ownership interest of BHC Aerovox Ltd. The cash proceeds from the sale will be used to satisfy a portion of the amounts owed to the Company's creditors.

Evox Rifa, based in Finland, becomes the leading European electrolytic capacitor manufacturer with its acquisition of BHC Aerovox, Ltd.

On April 22, 2002, the Company issued a press release announcing the sale of BHC, a copy of which is attached as Exhibit 2.1 to this Form 8-K. A copy of the Bankruptcy Court order, dated May 1, 2002, authorizing the transaction between the Company and Evox Rifa, is attached as Exhibit 2.2 to this Form 8-K. The Stock Purchase Agreement dated April 27, 2002 between the Company and Evox Rifa is attached as Exhibit 2.3 to this Form 8-K.

ITEM 7.   EXHIBITS
(a) Financial statements of business acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits.

 Exhibit
 -------
   No.                                      Description
   ---                                      -----------
   2.1 Press release dated April 22, 2002 announcing the sale of BHC Aerovox Ltd. to Evox Rifa Group OYJ.

   2.2 Bankruptcy Court order dated May 1, 2002, authorizing the sale of BHC Aerovox Ltd. to Evox Rifa AB.

   2.3 Stock Purchase Agreement dated April 27, 2002 between Aerovox Incorporated and Evox Rifa AB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorize;

                                       AEROVOX INCORPORATED



DATE May 20, 2002                      BY /S/ F. RANDAL HUNT
                                       ---------------------
                                       F. Randal Hunt, Senior Vice President and
                                       Chief Financial Officer